SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 8, 2007

INVENTIV HEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-30318 52-2181734 ------------------------- -------------------------------------- (Commission File Number) (I.R.S. Employer Identification No.)

VANTAGE COURT NORTH
200 COTTONTAIL LANE
SOMERSET, NEW JERSEY 08873
(Address of Principal Executive offices) (Zip Code)

(800) 416-0555
(Registrant's Telephone Number, Including Area Code

N/A
(Former Name or Former Address, if changed Since Last Report)

INVENTIV HEALTH, INC.
CURRENT REPORT ON FORM 8-K

Item 2.02. Results of Operations and Financial Condition.

On August 8, 2007, inVentiv Health, Inc. (the "Company"), issued a press release announcing its financial results for the second quarter ended June 30, 2007. A copy of the Company’s press release is furnished herewith as Exhibit 99.1 hereto and is incorporated herein by reference.

The press release includes non-GAAP financial information concerning operating income, earnings from continuing operations, net income, diluted earnings per share and operating margins relating to the following four factors:

•
Compensation expense related to vested stock options and restricted stock: The Company adopted FAS 123(R) as of January 1, 2006 and commenced recording expense for vested stock options and restricted stock as of that date. Compensation expense of $2.5 million and $1.7 million has been adjusted for the second quarter of 2007 and 2006, respectively, to exclude expense related to vested stock options and restricted stock.

•
Interest income / expense related to the Company’s interest rate hedge of its term loan facility:  In October 2005, the Company engaged in an interest rate hedge of its $175 million term loan facility, which the Company did not designate for hedge accounting until July 2006. In July 2006, the Company employed a hypothetical derivative model to assess ineffectiveness. For the three-months ended June 30, 2007 and 2006, the Company recorded $0.3 million of interest expense and $1.1 million of interest income, respectively, relating to the ineffectiveness of the hedge for each quarter. Interest expense has been adjusted to exclude these adjustments in their respective periods.

•
Receivable reserve: During the second quarter of 2007, the Company recorded additional reserves for receivables and other related expense of $8.2 million ($4.8 million net of taxes) mainly relating to a collections issue due to the bankruptcy of one of its Commercial clients. Historical write-offs have been minimal and the Company does not believe there is a significant risk that the circumstances giving rise to these additional reserves will recur in future periods.

•
Federal tax benefits related to state and local tax exposure: The Company recorded a tax benefit of $9.1 million in the second quarter of 2006, and none in the second quarter of 2007, related to the utilization of net operating losses of divested entities. In order to present the financial statements on a comparable period-to-period basis, tax expense was adjusted to exclude this benefit in the second quarter of 2006.

The press release also discloses revenue growth on a pro forma basis assuming all acquisitions completed prior to June 30, 2007 had been consolidated in the Company’s financial results beginning January 1, 2003. The 18% growth in net revenues between the second quarter of 2006 and the second quarter of 2007 would have been 25% without this adjustment.

The press release also includes non-GAAP projected financial information concerning adjusted diluted earnings per share, which constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, relating to the same factors:

•
Compensation expense related to vested stock options and restricted stock: Compensation expense for 2007 has been adjusted by $0.20 per share to exclude expense related to vested stock options and restricted stock.

•
Interest income / expense related to the Company’s interest rate hedge of its term loan facility:  Compensation expense for 2007 has been adjusted by $0.02 per share to exclude expense related to exclude the adjustment related to hedge effectiveness.

•	Receivable reserve: Compensation expense for 2007 has been adjusted by $0.15 per share to exclude the effect of certain receivables reserves.

•
Federal tax benefits related to state and local tax exposure: Compensation expense for 2007 has been adjusted by $(0.03) per share to exclude the tax benefit related to the utilization of net operating losses of divested entities.

Management believes that the foregoing information is useful to investors in assessing the performance of the Company’s operations on a consistent basis from period to period. In addition, management does not utilize the foregoing information in making key operating decisions within the Company.

The information in this Current Report on Form 8-K shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the information in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, except as set forth with respect thereto in any such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99.1 Press Release dated August 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INVENTIV HEALTH, INC.

By: /s/ David S. Bassin -------------------------------------------- Date: August 8, 2007 Name: David S. Bassin Title: Chief Financial Officer (Principal Accounting and Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release of inVentiv Health, Inc., dated August 8, 2007